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                                                                    Exhibit 99.1

                               NORTH FORK BANCORP
   275 Broadhollow Road, Melville, NY 11747 (631) 844-1258 FAX (631) 844-1471


FOR IMMEDIATE RELEASE                         Contact:  Daniel M. Healy
                                                        Executive Vice President
                                                        Chief Financial Officer
                                                        (631) 844-1258


              NORTH FORK TO PRESENT AT THE MERRILL LYNCH CONFERENCE
                                IN NEW YORK CITY

     Melville, N.Y. - November 16, 2005 - North Fork Bancorporation, Inc. (NYSE:
NFB) will be presenting at the Merrill Lynch Banking & Financial Services Investor Conference in New York City on Thursday, November 17 at 9:40 a.m.
(EST).

     Merrill Lynch has established a Live and Archived Webcast for interested parties to listen to and view the North Fork presentation. The Webcast can be accessed by visiting North Fork's website at http://www.northforkbank.com and clicking on Merrill Lynch Conference - November 17, 2005 - 9:40 a.m. (EST). A printable version of the presentation slide show will also be available on the North Fork website.